                                                                    EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT, made and entered into this 14th day of August, 2001, by and between SMC CORPORATION, an Illinois corporation, hereinafter called "Seller," R.G. ROB STANEK, hereinafter referred to as "Stanek," and ALAMO GROUP
(SMC) INC., a Nevada corporation, hereinafter called "Buyer."

                             W I T N E S S E T H:

      WHEREAS, Seller designs, develops, engineers, manufactures, assembles, promotes, advertises, markets, merchandises, sells, and distributes a wide range of heavy-duty equipment including, but not limited to, tractor-mounted equipment including loaders, blades, buckets, trailers, power units, and related equipment and, further, Seller manufactures and/or distributes related assemblies and parts associated with all of such equipment, all of which business of Seller (including activities associated therewith) is sometimes hereinafter referred to as the "Business"; and

      WHEREAS, Buyer desires to purchase from Seller substantially all of the assets and assume certain designated liabilities of Seller associated therewith; and

      WHEREAS, Stanek, being the owner of 93.21% of the issued and outstanding capital stock of Seller, is an indirect beneficiary of this Agreement, and joins with the Seller in executing this Agreement as herein provided; and

      WHEREAS, the parties desire to enter into and execute this Agreement for the purpose of setting forth the terms and conditions of the sale and purchase contemplated herein.

      NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

      1. ASSETS TO BE PURCHASED. On the Closing Date (as hereinafter defined), Seller agrees to sell, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, subject to and upon the terms and conditions contained herein, free and clear of any pledge, lien, option, security interest, mortgage, claim, charge or other encumbrance of any kind whatsoever, except as listed on SCHEDULE 5(C), all of the assets of Seller (excluding the Retained Assets as hereinafter defined), of any kind, character, or description, known or unknown, whether accrued, absolute, or otherwise, all as they exist on the Closing Date, including without limitation: (a) All right, title and interest of Seller in and to all of Seller's inventory, wherever located, including raw material, work in process, and finished goods;

            (b) All of Seller's accounts, accounts receivable, trade receivables and notes receivable;

            (c) All of Seller's real property, wherever situated including land and buildings, improvements, fixtures thereon, easements, rights-of-way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets);

            (d)   All of Seller's machinery, equipment, furniture, and supplies;

            (e) All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses, bonds and deposits (including those for health insurance);

            (f)   All vehicles owned by Seller;

            (g) All jigs, dies, tooling, drawings, blueprints, schematics, and similar property owned by Seller, including those fabricated by third parties on behalf of Seller and in the possession of those third parties as of the Closing;

            (h) All business records including all drawings, bills of materials and lists, vendor agreements and lists, credit files, sales records, warranty records, inventory records, product literature and marketing studies;

            (i) All licenses, permits, trade names, trademarks, patents, and other intellectual property used in connection with the Business of Seller, if any, including without limitation:

                  1)    All goodwill associated therewith;

                  2) All right, title, and interest in and to the names "SMC" and "Schwartz"; and

                  3) All right, title and interest in and to the domain name "www.smc/schwartz.com."

            (j) Life insurance policies listed on SCHEDULE 1(J) attached hereto and incorporated herein;

            (k) All other books and records associated with the Business of Seller (but excluding Seller's corporate minute books and related corporate records of which Buyer shall be entitled to retain photocopies);

            (l) To the extent assignable, all rights of Seller under any contracts, leases or other agreements listed on SCHEDULE 1(L) attached hereto and incorporated herein, including but not limited to, that one certain Lease Agreement with Diane
                  E. Wood, regarding property located at 129 Pine Street South, Lester Prairie, Minnesota, and that one certain Lease Agreement with J & J Land Co., L.L.C., regarding property located at 2821 West 6th Street, Sioux Falls, South Dakota (the "Leases") ; and

            (m) All customer, distributor and supplier files and mailing lists of the Seller.

All of the assets referenced above and being purchased under this Agreement are collectively referred to herein as the "Assets." The Assets will not include, and Buyer is not purchasing, those specified assets which are listed on SCHEDULE 1(M) attached hereto and incorporated herein (the "Retained Assets"), and which Buyer agrees Seller may retain or distribute to its shareholders.

      2. LIABILITIES TO BE ASSUMED BY BUYER. On the Closing Date, Buyer shall assume, pay, perform, and discharge only those charges, debts, obligations, contracts, agreements, and liabilities of Seller specifically referenced in
Section 2.1 below, and no others (the "Assumed Liabilities").

            2.1 Buyer shall assume, pay, perform and discharge only the following liabilities of Seller:

            (a) All liabilities of the Seller on the Closing Balance Sheet (rather than in any notes thereto), except as set forth in
                  Section 2.2 hereof;

            (b)   Accounts payable as specified on the Closing Balance Sheet;

            (c) Accrued bonuses, commissions, salaries, wages, vacation and sick pay, as specified on SCHEDULE 2.1(C);

            (d)   Accrued payroll taxes;

            (e)   Accrued employee deductions;

            (f) Claims for remedy of a defective product pursuant to an existing warranty, but not Product Recall or Product Liability Claims as specified in Section 2.2(h) and (i) hereof;

            (g) Liabilities under certain real and personal property leases and operating leases as specified on SCHEDULE 2.1(G) to the extent such liabilities arise subsequent to the Closing Date;

            (h) Agreement between United Electrical, Radio and Machine Workers of America (UE) and its agent Local 1128, United Electrical, Radio and Machine Workers of America and SMC Corporation (the "Union Contract") dated April 23, 2001, to the extent liabilities or claims arise pursuant to such Union Contract subsequent to the Closing Date, with such liability assumed only as to employees of Seller hired by Buyer, with such hire decisions within the discretion of Buyer;

            (i) All liabilities under the contracts, agreements and leases listed on SCHEDULE 1(L) and SCHEDULE 5(U), including, without limitation, purchase orders which are incurred in the Ordinary Course of Business (as hereinafter defined), to the extent the liabilities or claims arise subsequent to the Closing Date.

As used in this Agreement, "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including, where appropriate, with respect to quantity and frequency).

      2.2 LIABILITIES TO BE RETAINED BY SELLER. Seller shall retain all other liabilities including without limitation the following (the "Retained Liabilities"):

            (a) Taxes of any kind whatsoever due and payable prior to the Closing Date including, without limitation, federal, foreign, state, county, local, and other state taxes (plus penalties and interest thereon, if any), and including taxes that relate to the Business as operated by Seller prior to the Closing Date which may not be due and payable prior to the Closing Date; provided, however, that Buyer shall assume all accrued payroll taxes;

            (b) Any liability associated with environmental matters of any kind whatsoever established as having arisen or occurred prior to the Closing Date;

            (c) Professional fees owed by Seller with regard to this transaction and/or this Agreement; provided, however, that Buyer shall assume all accrued professional fees to the extent such accrual is reflected on the Closing Balance Sheet;

            (d) Any liabilities owed by Seller to Seller's shareholders or its affiliates; provided, however, that Buyer shall assume all accrued liabilities to Seller's shareholders or its affiliates as such accrual is reflected on the Closing Balance Sheet;

            (e)   Liabilities or obligations associated with the Retained
                  Assets;

            (f) Any taxes of Seller of any kind whatsoever payable as a direct result of the sale of Assets and assumption of Assumed Liabilities contemplated by this Agreement;

            (g) all interest-bearing debt owed by Seller and all net negative cash balances of Seller;

            (h) liabilities and damages associated with a Product Recall (as defined in Section 13(h) hereof) issued within one year after the Closing Date with respect to products manufactured and/or sold by Seller prior to the Closing Date;

            (i) liabilities and damages associated with a Product Liability Claim (as defined in Section 13(h) hereof) with respect to claims that arise or occur prior to the Closing Date;

            (j) Any liability associated with any union grievances of any kind whatsoever established as having arisen or occurred prior to the Closing Date; and

            (k) Any unfunded pension plan liability established as having arisen or occurred prior to the Closing Date.

      3. PURCHASE PRICE. The total purchase price for the Assets shall be the Assumed Liabilities plus Seven Million Twenty-Seven Thousand and No/100 Dollars ($7,027,000.00) (the "Purchase Price") adjusted as follows (the "Adjusted Purchase Price"):

            (a) In the event the Seller's Net Book Value exceeds Seven Million Two Hundred Twenty-Seven Thousand Dollars ($7,227,000.00), the Purchase Price shall be increased, dollar-for-dollar, by the same amount for which Seller's Net Book Value exceeds the sum of Seven Million Two Hundred Twenty-Seven Thousand Dollars ($7,227,000.00).

            (b) In the event Seller's Net Book Value is less than Seven Million Two Hundred Twenty-Seven Thousand Dollars ($7,227,000.00), the Purchase Price shall be reduced, dollar-for-dollar, by the same amount for which the sum of Seven Million Two Hundred Twenty-Seven Thousand Dollars ($7,227,000.00) exceeds Seller's Net Book Value.

Seller's Financial Statement for the period ending December 31, 2000 (the "December Financial Statement") is attached hereto as EXHIBIT "A". The December Financial Statement includes a list in balance sheet format of assets being purchased by Buyer and liabilities being assumed by Buyer. The parties hereto agree and acknowledge that, as of the date of the December Financial Statement, the net asset value of Seller is $6,747,516, which is the difference between the assets and liabilities as reflected on the December Financial Statement. The December Financial Statement has been prepared in accordance with Generally Accepted Accounting Principles ("GAAP").

      Within thirty (30) days after the Closing, Seller shall prepare and deliver to Buyer an actual balance sheet of Seller as of the Closing prepared in accordance with GAAP and on the same basis as the December Financial Statement (the "Closing Balance Sheet"). Stated differently, the Closing Balance Sheet shall include a list in balance sheet format of assets purchased by Buyer and liabilities to be assumed by Buyer resulting in a net asset value of the acquisition. The Closing Balance Sheet shall also include credits to Seller or Buyer, as the case may be, for post-Closing payroll payments. As utilized herein, "Seller's Net Book Value" shall mean the difference between the assets and liabilities of Seller as reflected on the Closing Balance Sheet. Buyer, or its representatives, may accompany representatives of Seller in making any necessary inventory tests and related auditing procedures required for preparation of the Closing Balance Sheet. The Buyer shall have the right at its own expense to review, or cause to be reviewed, the Closing Balance Sheet, or any part thereof, for compliance, accuracy, and/or completeness. Any such review shall be made in accordance with GAAP. Any such review may include, but is not limited to, a review of the adequacy of all reserves, including that for bad debt, receivables, warranty and product liability, inventory, obsolescence practices (which must be in accordance with the policy set forth at EXHIBIT "B" hereto), asset valuation and cost of goods sold. Seller shall be responsible for payment of services rendered by representatives it may hire to determine Seller's Net Book Value. Buyer shall be responsible for payment of services rendered by Buyer and representatives of Buyer associated with determining the Seller's Net Book Value. In the event there is a dispute between the parties (or their respective representatives) with respect to the determination of the Seller's Net Book Value, one representative of each of the parties will negotiate in good faith to resolve such dispute. In the event the dispute can be resolved within forty-five (45) days of the Closing Date, such determination shall be final and binding on the parties. In the event the dispute cannot be resolved, sums not in dispute with respect to the determination of Seller's Net Book Value shall be paid when the dispute is submitted to the arbitrator. In the event the dispute cannot be resolved, the parties shall select a mutually agreeable third party to serve as an arbitrator of the dispute. The arbitrator's determination, which must be made within ninety (90) days of the Closing Date, shall be final and binding on the parties. All professional costs incurred in utilizing such third-party arbitrator shall be equally shared between the Buyer and the Seller. Acceptance of Seller's determination of Seller's Net Book Value by Buyer, or resolution of any dispute arising between the parties with respect thereto, shall be referred to as the "Resolution Date." Except as otherwise expressly modified in this Agreement, said financial statements shall be prepared in accordance with GAAP.

      4. PAYMENT OF PURCHASE PRICE. The Adjusted Purchase Price shall be paid as follows:

            (a) Buyer shall pay cash to Seller of Six Million Nine Hundred Twenty-Seven Thousand and No/100 Dollars ($6,927,000.00) on the Closing Date;

            (b) The sum of One Hundred Thousand Dollars ($100,000.00) shall be deposited into escrow at Getty Abstract & Title Co., 140 North Main Avenue, Sioux Falls, SD 57102, which escrow shall be available to Buyer in the event of a claim for breach by Seller of any warranty, representation, covenant, indemnity or other obligation. A copy of the applicable escrow agreement is attached hereto as EXHIBIT "C" and incorporated herein (the "Escrow Agreement"). Buyer and Seller agree to split equally the escrow fee associated with said escrow.

            (c) In the event the Seller's Net Book Value exceeds $7,227,000.00, Buyer shall pay to Seller, no later than fifteen (15) days after the Resolution Date, a sum equal to such excess. In the event the Seller's Net Book Value is less than $7,227,000.00, Seller shall pay to Buyer, no later than fifteen (15) days after the Resolution Date, a sum equal to the deficiency. Any payments made pursuant to this subparagraph shall not affect the escrow amount described above. Payments made pursuant to this subparagraph shall include interest at the annual percentage rate of five percent (5%) from the closing date until paid.

      5. SELLER. Seller and Stanek, jointly and severally, hereby make the representations and warranties set forth in this Section 5 to the Buyer. Seller has delivered to the Buyer the Schedules to this Agreement referred to in this
Section 5 on the date hereof. Seller shall, from time to time through the Closing Date, advise Buyer as to any change, amendment or supplement to the Schedules which is necessary to reflect changes in the subject matter thereof occurring through the Closing Date. Only upon the acceptance thereof by the Buyer, in writing signed on behalf of the Buyer, shall any such change, amendment or supplement be made to the appropriate Schedule.

            (a) The Seller is duly organized, validly existing, and in good standing under the laws of the State of Illinois. Seller has no subsidiaries and owns no ownership interest, direct or indirect, in any other entity.

            (b) The Seller has all requisite power to own its properties and carry on the Business as it is now being conducted.

            (c) The Seller has good and marketable title to all of the Assets, subject to no mortgages, security interests, liens, pledges, conditional sale agreements, or encumbrances of any nature whatsoever, except as set forth on SCHEDULE 5(C) attached hereto and incorporated herein.

            (d)   Since December 31, 2000, there has not been:

                  1) any adverse change in the Seller's financial condition, assets, liabilities, or business, including, to the knowledge of Seller, changes to the markets it services, other than changes in the Ordinary Course of Business, except as otherwise has been disclosed on SCHEDULE 5(D)(1) attached hereto and incorporated herein;

                  2) any damage, destruction or loss, whether or not covered by insurance, which would adversely affect the Assets or the Business;

                  3) any amendment to the Seller's Certificate of Incorporation or Bylaws, or equivalent documents, or change to the character of its Business in any manner, except as otherwise has been disclosed on Schedule 5(d)(3) attached hereto and incorporated herein;

                  4) any agreements, commitments or transactions except in the Ordinary Course of Business;

                  5) except in the Ordinary Course of Business, any incurrence or assumption, whether directly or by way of any guarantee or otherwise, of any obligations or liabilities;

+

                  6) except in the Ordinary Course of Business, any cancellation of debts, waiver of any claims or rights, or sale, transfer, or other disposal of any of the Assets;

                  7) disposal or lapse of any rights to the use of any intellectual property including without limitation any patents, copyrights, trademarks or service marks, or disposal of or disclosure to any person other than the Seller's employees or agents, any trade secret not theretofore a matter of public knowledge;

                  8) any grant of any increase in compensation or payment, or agreement to pay or accrue, any bonus, severance payment or like benefit to or for the credit of any director, officer, employee or other person, other than reasonable increases that fall due on employee's anniversaries of service;

                  9) any change in any accounting methods, principles or practices of the Seller;

                  10) to the knowledge of the Seller, any adverse change in relations with any customer or supplier;

                  11) any transaction, or any modification of or amendment to any contract, agreement, arrangement, or commitment, other than those in the Ordinary Course of Business; or

                  12) any agreement, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this subparagraph 5(d) in the future so that any such representation would not be true in all material respects as of the Closing, except as disclosed on the Schedules as updated as of the Closing Date.

            (e) The Seller has the full and unrestricted power, authority and capacity to enter into this Agreement and the full and unrestricted power, authority and capacity to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by Seller, and this Agreement constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms.

            (f) The Seller is not a party to nor in any way obligated under any contract or other agreement relating to, and there are no outstanding claims against

                  Seller for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement.

            (g) There has been no default in any respect to, and the Seller is currently not in default under any contract, lease, agreement, commitment, or undertaking to which the Seller is a party or by which the Seller or the Assets are bound (excluding minor technical defaults), which default would have a material adverse affect on Seller or the Assets, nor has the Seller waived any material right under any such contract, lease, agreement, commitment, or undertaking.

            (h) Buyer is not assuming any liability associated with an activity which falls outside of the Ordinary Course of Business.

            (i) Seller is not infringing upon any patent, trademark, or copyright belonging to any other person, except as expressly set forth on SCHEDULE 5(I), attached hereto and incorporated herein. Further, no claim of infringement is presently pending, nor has any such claim been made against Seller with respect to Seller's Business during the past five (5) years except as set forth on SCHEDULE 5(I).

            (j) Seller has no financing arrangements, other than standard operating leases, which are not reflected in the Audited Balance Sheet and related statements of income, stockholders' equity and changes in cash flow. The standard operating leases include, but are not limited to, mailing equipment, message machines, fax machines, and vehicle leases, all of which are disclosed on SCHEDULE 5(J).

            (k) Except as set forth on SCHEDULE 5(K), no prior consent, approval or authorization of, or declaration, filing or registration with any party, domestic or foreign, is necessary in connection with the execution and delivery of this Agreement by the Seller, the performance of the obligations hereunder, or the consummation of the transactions contemplated hereby. Except as set forth on SCHEDULE 5(K), neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Seller or the Assets, (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration, with or without the giving of notice or the passage of time) under, or result in the creation of any security interest, lien, charge or other encumbrance upon the Assets or the Seller pursuant to any terms, conditions or provisions of any contract, note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Seller is a party or by which any of the Assets are subject or bound, (iii) give rise to any lien, charge or other encumbrance on any of the Assets, or (iv) conflict with or violate any provision of the certificate of incorporation, bylaws or other equivalent documents of the Seller. Except as set forth on SCHEDULE 5(K), there are no proceedings pending or threatened against the company, Seller or the Assets, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person, which may result in liability to the Buyer upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

            (l) Seller has provided the Buyer with true and complete copies of the December Financial Statement, Seller's audited balance sheets as of December 31, 2000 (the "Audited Balance Sheet"), December 31, 1999, 1998, and 1997, unaudited balance sheet as of March 31, 2001, June 30, 2001, and July 27, 2001, and the related statements of income, stockholders' equity and changes in cash flows for the years then ended. All of the foregoing balance sheets and the related statements of income, stockholders' equity and changes in cash flows of Seller are collectively referred to as "SMC Financial Statements." The SMC Financial Statements (including the related notes thereto) are true and accurate and present fairly the financial position of Seller, respectively, as of the dates thereof and the results of operations and changes in financial position of Seller for the periods then ended, each in conformity with GAAP. The accounting records underlying the SMC Financial Statements accurately and fairly reflect, in all material respects, the transactions of Seller. The December Financial Statement reflects only a list of assets being purchased and liabilities being assumed by Buyer, but does not include any assets or liabilities being retained by Seller.

            (m) Except as and to the extent (i) fully reflected or reserved against on the Audited Balance Sheet, including the notes thereto, (ii) for liabilities or obligations incurred in the Ordinary Course of Business consistent with past practice (both in nature and amount), or (iii) disclosed on SCHEDULE 5(M), the Seller has no liabilities or obligations of any nature, including, without limitation, any liabilities resulting from failure to comply with any apply law or regulation applicable to the Seller or any tax liabilities due or to become due and whether incurred in respect of or measured by the income or sales of the Assets for any period.

            (n) All trade accounts and trade notes receivable of the Seller are listed on SCHEDULE 5(N) and represent or will represent valid obligations arising from sales actually made in the Ordinary Course of Business, and are or will be current and collectible net of any reserve shown on the Audited Balance Sheet.

            (o) Except as disclosed on SCHEDULE 5(O), the inventory of the Seller consists of: (i) manufactured and purchased parts and finished goods, all of which are merchantable and fit for the purpose for which they were procured or manufactured, and for which the Seller has an inventory reserve which is adequate based on historical or expected experience, and (ii) raw materials and supplies and goods in process which are fit for the purpose procured.

            (p) SCHEDULE 5(P) sets forth a complete and accurate list of all of the distributors and dealers for the Seller's products indicating the specific product, existing contractual arrangements(whether written or oral, and whether or not legally binding or enforceable), with each such distributor or dealer and the volume of products distributed. True, correct and complete copies and/or descriptions of all existing dealer agreements for the Seller's products, whether oral or written, including any amendments or exceptions to such dealer agreements, have been delivered to the Buyer. The Seller has no knowledge that (and no knowledge of any facts which would form the basis for a belief that (a) any distributor, dealer, or customer representing more than three percent (3%) of any of the Seller's sales during the 12 month period ending May 31, 2001, or (b) any vendor representing more than three percent (3%) of any of the Seller's purchases during the 12 month period ending May 31, 2001, has notified the Seller, orally or in writing, that such distributor, dealer, vendor, or customer will not do business with the Purchaser on terms and conditions which are not materially less favorable than those upon which such distributor, dealer, vendor or customer did business with the Seller prior to the Closing.

            (q) Except as set forth on SCHEDULE 5(Q), there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the best knowledge of any of the Sellers, threatened against the Company or involving any of the Assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, Governmental Authority, or other person, instrumentality, firm, corporation or other entity, or any board of arbitration or similar entity.

            (r) Seller has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. All taxes owed by the Seller (whether or not shown on any tax return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any tax. The Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders or other third party. Neither the Seller nor any director or officer (or employee responsible for tax matters) of the Seller expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of the Seller either (i) claimed or raised by any authority in writing or (ii) as to which the stockholders, directors or officers (or employees responsible for tax matters) of the Seller has knowledge based upon personal contacts with any agent of such authority. The Seller has delivered to the Buyer correct and complete copies of all tax returns including federal income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Seller since December 31, 1997.

            (s) With respect to all employee benefit plans in which employees of the Seller participate the following are true and correct:

                  1) SCHEDULE 5(S)(I) lists each deferred compensation plan, bonus and incentive arrangement, stock option plan, restricted stock arrangement or plan, "cafeteria plan" as described in Section 125 of the Tax Code, severance agreement and any other "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by the Seller or to any commonly controlled entity within the meaning of
                        Section 414(b) of the Tax Code; or to which the Seller or any commonly controlled entity within the meaning of
                        Section 414(b) of the Tax Code contributes or is required to contribute and sets forth the amount of any liability of the Seller or any commonly controlled entity within the meaning of Section 414(b) of the Tax Code for contributions more than 30 days past due as of the date hereof and as of the end of any subsequent month ending prior to the Closing Date.

                  2) Neither the Seller nor any commonly controlled entity within the meaning of Section 414(b) of the Tax Code has maintained or contributed to within the last six years any employee pension benefit plan which is a defined benefit plan or a multiemployee pension plan under ERISA ss. 3(37).

                  3) True and complete copies of each benefit plan identified on SCHEDULE 5(S)(I), related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions and other written communications (or a description of any oral communications) by the Seller to its employees concerning the extent of benefits provided under a benefit plan, the most recent determination letter issued by the IRS with respect to each employee pension benefit plan, and for the three most recent years the Form 5500 and attached schedules for each such benefit plan for which such Form 5500 is required to be filed have been furnished to the Buyer.

                  4) No employee welfare benefit plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Tax Code and Sections 601-608 of ERISA.

                  5) All of the benefit plans identified on SCHEDULE 5(S)(I) and any related funding instruments comply, and have complied in the past, both as to form and operation with the provisions of ERISA, the Tax Code and with all other applicable laws, rules and regulations.

                  6) There are no claims pending with respect to, or under, any benefit plan identified on SCHEDULE 5(s)(i) other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans.

                  7) Except as otherwise set forth on SCHEDULE 5(S)(VII), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by the Buyer or Seller (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Tax Code), or otherwise) becoming due to any current or former employee or other service provider of the Seller or any vesting or increase in the amount of compensation due any such employee or service providers; or (ii) increase any benefits otherwise payable under any Benefit Plan.

                  8) There has been no amendment to, written interpretation or announcement (whether or not written) by the Seller, or any ERISA Affiliate relating to, or change in participation or coverage under, the Employee Plans which would increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the SMC Financial Statements.

                  9) There are no unfunded pension or similar liabilities regarding any employee of the Seller. All pension plans and other benefit plans have been fully funded, and there are no undisclosed pending claims, audits, or investigations, and such plans have at all times been administered in compliance with all applicable laws (including, without limitation, ERISA).

            (t) Except as disclosed on SCHEDULE 5(T), the Seller is not a party to any oral or written contracts or agreements granting benefits or rights to any employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Seller, nor any strikes, slowdowns, work stoppages, lockouts, or, to the Seller's knowledge, threats thereof, by or with respect to any such employees. The Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Seller is not engaged in any unfair labor practice.

            (u) SCHEDULE 5(U) sets forth (i) an accurate and complete description in all material respects of all leases, subleases, purchase orders, firm purchase orders, licenses, commitments, contracts, term sheets and agreements (whether written or oral, and whether or not legally binding or enforceable) (a) involving performance of services or delivery of goods or materials by the Seller of an amount or value in excess of $10,000 over its term, (b) involving performance of services or delivery of goods or materials to the Seller of an amount or value in excess of $25,000 over its term or (c) that is terminable by the Seller or the other party upon less than thirty (30) days notice, and (ii) a description of all current business arrangements with material customers or material suppliers for which no written contract or other agreement exists (collectively, the "Contracts"). SCHEDULE 5(U) provides reasonably complete details concerning such Contracts, identifying among other things, the parties to the Contract, the nature of the Contract, and the amount of the remaining commitment of the Seller thereunder. The Seller has delivered to the Buyer true and correct copies or, in the case of oral contracts or business arrangements, descriptions of all Contracts in all material respects. Each of the Contracts are legal, valid and binding obligations of the Seller and, to the knowledge of the Seller, the other parties to such Contracts, enforceable by the Seller in accordance with their terms and are in full force and effect. Except as described in SCHEDULE 5(U), all rent and other payments by the Seller under the Contracts are current, there are no existing defaults by the Seller under the Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder by any of the Seller or, to the knowledge of the Seller, the other parties to such Contracts. Other than incidental changes in the ordinary course of business, there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any amounts paid or payable to the Seller under current or completed Contracts with any person having the contractual or statutory right to demand or require such renegotiation, and no such person has made written demand for such renegotiation. SCHEDULE 5(U) sets forth a true, correct and complete list of the identities of any person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transfer, assignment or conveyance by the Seller of any of the Assets.

            (v)   1)    Except as set forth on SCHEDULE 5(V), the Seller is
                        not in default with respect to nor in violation (and has not been in violation of during the five-year period prior to the date hereof) of any legal requirement or governmental authorization, except which would not reasonably be expected to have an adverse effect. The consummation of the transactions contemplated by this Agreement will not constitute a default or violation under any legal requirement or governmental authorization applicable to the Seller, except which would not reasonably be expected to have an adverse effect.

                  2) Set forth in SCHEDULE 5(V)(II) are all the governmental authorizations held by the Seller on the date hereof, which constitute all of the governmental authorizations necessary to permit the Seller to own, operate, use, and maintain the Assets in the manner in which they are now operated and maintained and to conduct the Business as now being conducted. All required filings with respect to such governmental authorizations have been timely made and all required applications for renewal thereof have been timely filed.

            (w)   1)    SCHEDULE 5(W)(1) contains an accurate and complete
                        description in all material respects of all policies of property, fire and casualty, product liability, workers' compensation, liability and other forms of insurance owned or held by the Seller and, except as set forth on
                        SCHEDULE 5(W)(1), the Seller has had similar insurance in force for at least the last five years.

                  2) Except as set forth on SCHEDULE 5(W)(2), the Seller has not received (i) any notice of cancellation of any policy described in subparagraph 5(w)(2) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy or other insolvency laws or is otherwise in the process of liquidating or has been liquidated, (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; or (iv) notice that a claim is being handled under a "reservation of rights" provision by any insurance carrier.

                  3) The Seller does not currently have, nor in the past five years has had, any fidelity bonds.

            (x)   1)    SCHEDULE 5(X) sets forth a correct and complete list
                        and summary description in all material respects of (i) all federal, state and foreign grants, registrations and applications existing or outstanding with respect to intellectual property owned by the Seller, (ii) all license agreements relating to intellectual property to which the Seller is a party (excluding licenses with respect to off-the-shelf software, each with a cost of less than $1,000), (iii) all trademarks, trade names, service names, service marks, and any applications for any of the foregoing, and (iv) all other material items of intellectual property not otherwise included in the foregoing clauses (i)-(iii). The Seller has provided the Buyer with true, correct and complete copies and/or descriptions of all of the items listed on SCHEDULE
                        5(X).

                  2) The Seller owns or has the right to use pursuant to license, sublicense, agreement or other permission all identified intellectual property (collectively the "INTELLECTUAL PROPERTY RIGHT"). The consummation of the transactions contemplated by this Agreement will not adversely effect the Intellectual Property Right owned or used by the Seller and being sold or transferred to the Buyer.

                  3) The intellectual properties are valid and subsisting and not unenforceable in whole or part, and the Seller has sole and full title to all owned intellectual property, free and clear of all claims, liens, encumbrances, mortgages, licenses (either as licensee or licensor), including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such intellectual properties, and no other person has or shall have any claim of ownership with respect to the intellectual properties whatsoever.

                  4) Seller is not currently in receipt of any notice of any violation of the rights of any other Person with respect to any intellectual property, or has conducted any acts of unfair competition.

                  5) To the knowledge of the Seller, no other person is infringing any intellectual property rights of the Seller.

                  6) The Seller shall keep confidential and not disclose to any third party any trade secrets among the intellectual property, except such of said trade secrets as now are or hereinafter become published or otherwise generally available to the public other than through the direct or indirect actions of the Seller.

            (y) Without in any manner limiting any other representations and warranties set forth in this Agreement and except as set forth in SCHEDULE 5(Y):

                  1) The Seller is not in violation of, nor has violated, nor has been or is in non-compliance with, any Environmental Laws (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Seller operates, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement.

                  Without in any manner limiting the generality of subparagraph
                  (1) above and except as disclosed in the environmental reports provided to Buyer by Seller or commissioned by Buyer in conjunction with its due diligence review:

                              (i) Except in compliance with Environmental Laws
                        (including, without limitation, by obtaining necessary environmental permits), no Materials of Environmental Concern (as hereinafter defined) have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened) by the Seller or transferred or transported by the Seller or on its behalf, and no Materials of Environmental Concern have been generated, manufactured, stored or treated or disposed of, or in any other way released (and no release is threatened), by any person on property owned, operated, or occupied by the Seller. As used herein, "Materials of Environmental Concern" mean any hazardous substances, pollutants, or contaminants (including, without limitation, oil, petroleum substances, petroleum wastes, radioactive material, hazardous wastes, toxic substances, asbestos or materials containing asbestos) or any other waste substance or material as so defined pursuant to any environmental law;

                              (ii) The Seller is not now, and will not be in the
                        future, as a result of the operation or condition of the Business on or prior to the Closing Date, subject to any: (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment; (b) reclamation, decontamination or remediation requirements under environmental laws, or any reporting requirements related thereto; or (c) consent order, compliance order or administrative order relating to or issued under any environmental law;

                              (iii) There are no environmental claims pending
                        or, to the knowledge of the Seller, threatened against the Seller, or any of their properties (whether owned, occupied or operated), and, to the knowledge of the Seller, there is no basis for any such environmental claims;

                              (iv) The Seller has all permits, licenses,
                        registrations, identification numbers, applications, consents, variances, notices of intent, and other authorizations necessary to comply with requirements of environmental laws governing the Seller and/or the Business; the Seller has all environmental and pollution control equipment necessary for compliance with all environmental laws (including, without limitation, for compliance with all applicable environmental permits) and operation of the Business as presently conducted; and the Seller is in compliance with all terms and conditions of such required environmental permits and will be in such compliance after the consummation of the transactions herein contemplated;

                              (v) The Seller has not been named as a potentially
                        responsible party under, and no property owned, operated or occupied by the Seller at any time has been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or comparable environmental laws, and no such property is subject to any lien arising under environmental laws;

                              (vi) The Seller has not received any notice of any
                        release or threatened release of Materials of Environmental

                        Concern, nor of any violation of, noncompliance with, or remedial obligation under, environmental laws or environmental permits, relating to the ownership, use, maintenance, or operation of any property, nor is there any basis for any of the foregoing, nor has the Seller voluntarily undertaken remediation or other decontamination or cleanup of any facility or site or entered into any agreement for the payment of costs associated with such activity;

                              (vii) There are no present or past events,
                        conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance by the Seller with requirements of Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an environmental claim against the Buyer or the Assets;

                              (viii) There are no obligations, undertakings or
                        liabilities arising out of or relating to Environmental Laws which the Seller has agreed to, assumed or retained, by contract (whether written or oral, and whether enforceable or unenforceable) or otherwise;

                              (ix) The Seller has filed all notices,
                        notifications, financial security, waste management plans, or applications which are required to be obtained or filed for the operation of the Business or the use or operation of any real property;

                              (x) The Seller is in compliance with all other
                        applicable limitations, restrictions, conditions, schedules and timetables contained in environmental laws or contained in any plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and

                              (xi) No current Business facility (or equipment
                        thereon) contains any asbestos-containing materials or polychlorinated biphenyls in any form, nor do they use prohibited or restricted refrigerants, nor are there any wetland areas or other land subject to restricted development under environmental laws.

                              (xii) There are no underground storage tanks
                        located on the real estate currently occupied by Seller, and all remediation regarding removal of prior underground storage tanks located on the real property currently or presently occupied by Seller has been in accordance with all applicable laws.

            (z) Except as set forth on SCHEDULE 5(Z), the buildings, plants, structures and equipment leased or owned by the Seller are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

            (aa) Each product manufactured, sold, leased, or delivered by the Seller has been in material conformity with all applicable federal, state, local or, to Seller's knowledge foreign laws and regulations, contractual commitments and all express and implied warranties, and the Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Audited Balance Sheet (rather than in any notes thereto). Except as disclosed on SCHEDULE 5(AA), no product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. SCHEDULE 5(AA) includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions). The Seller has no liability (and, to the knowledge of the Seller and Stanek, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller and there has been no inquiry or investigation made in respect thereof by any person including any governmental or administrative agency other than such liability for which the Seller has obtained insurance coverage (after taking into effect deductibles under applicable insurance policies).

            (bb) As of the date hereof and at Closing, Stanek owns 93.21% of the issued and outstanding stock of Seller and Herbert E. Miller owns 6.79% of the issued and outstanding stock of Seller.

            (cc) All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated herein have been duly and validly taken.

            (dd) No representation or warranty by the Seller or Stanek in this Agreement, nor any statement, summary, exhibit or schedule furnished to the Buyer by the Seller or Stanek under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            (ee) Except as expressly provided herein, Seller makes no further representations or warranties of any kind, nature or description with respect to the assets or business, whether expressed or implied, including, but not limited to, any warranties of merchantability or fitness for a particular purpose with respect to the assets to be conveyed to Buyer and Seller hereby disclaims the same.

      6. REPRESENTATIONS OF BUYER. Buyer hereby represents and warrants as follows:

            (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

            (b) Buyer has all requisite corporate power to close pursuant to the terms of this Agreement, and has taken all action required by law, its certificate of incorporation, its by-laws, or otherwise, in order to authorize the execution and delivery of this Agreement and closing hereunder.

            (c) Buyer has the funds (or has available firm credit-worthy financial institutions to provide the funds) required to pay the Purchase Price and consummate the transactions contemplated herein.

            (d) On or before December 31, 2001, Buyer will pay accrued bonuses as specified on the Closing Balance Sheet.

      7. CLOSING. The closing of this Agreement (the "Closing") shall take place at the offices of Tiger Corporation located at 3301 North Louise Avenue, Sioux Falls, South Dakota 57107, at 11:59 o'clock p.m., South Dakota time, on August 14, 2001, or such other place or date as the parties may approve in writing; provided, however, that the Closing shall not occur later than August 31, 2001 (the "Closing Date"). At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 14 below; (ii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) the deed relating to the Sioux Falls, South Dakota manufacturing facility in the form attached hereto as EXHIBIT "D", (B) assignments of purchased leases, permits, intellectual property, contracts, (C) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request relating to the Assets; (D) the Escrow Agreement; and (E) the Assignment and Assumption Agreement in the form attached hereto as EXHIBIT "E"; (iii) the Buyer will execute, acknowledge (if appropriate), and deliver the Assignment and Assumption Agreement, the certificates referred to in Section 15 below, and the Escrow Agreement; (iv) the Seller will execute, acknowledge (if appropriate) and deliver the Bill of Sale in the form attached hereto as EXHIBIT "F"; (v) Getty Abstract & Title Company, Inc. (the "Title Company") shall issue to Buyer a South Dakota Standard Form Owner Policy of Title Insurance, as applicable, in the amount of $936,000.00, which contains only exceptions agreed to and accepted by Buyer, with the premium for such policy paid in full by Seller prior to Closing; and (vi) the Buyer will deliver to the Seller the consideration specified in Section 4 hereof.


      At any time and from time to time after the Closing, at the request of Buyer and without further consideration, except as stated below, the Seller will, execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to or interest in the Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto.

      8. INDEMNIFICATION BY SELLER AND R. G. STANEK. Seller and R. G. Stanek shall, jointly and severally, and at their sole cost and expense, defend, indemnify, and hold harmless the Buyer and its directors, officers, heirs, successors, and assigns (the Buyer and all such other persons and entities are collectively referred to herein as the "Buyer's Indemnified Persons"), against and in respect of any and all loss, damage, or expense (including reasonable attorneys fees) caused by or arising out of or resulting from:

            (a) All federal, foreign, state, county, and local taxes, including without limitation, income taxes, corporate franchise taxes, payroll taxes, sales taxes and ad valorem taxes of Seller arising on or before the Closing Date and any taxes not accrued on the Closing Balance Sheet (including penalties and interest);

            (b) All federal, state, and local income taxes of any kind whatsoever (including penalties and interest) of R. G. Stanek arising on or before the Closing Date including taxes associated with the sale of the Assets and assumption of the Assumed Liabilities hereunder;

            (c) Any Hazardous Discharge or environmental liability established as having arisen or occurred prior to the Closing Date. (For the purpose of this Agreement, Hazardous Discharge will be defined as any discharge of Materials of Environmental Concern);

            (d) Any breach or default in the performance by the Seller of any covenant or agreement of the Seller contained in this Agreement;

            (e) Any breach of warranty or inaccurate, misleading, or erroneous representation made by the Seller herein, in any schedule, annex, or exhibit attached or delivered by or on behalf of the Seller pursuant hereto; and

            (f) Any liabilities of the Seller or the Business other than the Assumed Liabilities.

In the event Buyer believes Seller is obligated to provide indemnification in this Section 8, Buyer must give written notice to Seller within sixty (60) days of Buyer obtaining information indicating that Seller may be obligated to provide indemnification hereunder, including in said notice a copy of such claim, process, or pleading, if any, received by the Buyer so as to give the

Seller the opportunity, at Seller's election, to contest and to defend any such liability. No delay in providing notice to the indemnifying party shall void the indemnity as long as the indemnifying party is not jeopardized by the delay. Buyer may, but shall not be obligated to, contest any such liability. If Buyer elects to contest any such liability, Seller shall be entitled to participate in such contest. If Buyer elects not to contest such alleged liability, or to terminate its participation in any such contest, Buyer shall make available to Seller such books, records, and other documents and matters in its possession which are necessary to contest the alleged liability and to the proper defense of such alleged liability.

      9. INDEMNIFICATION BY BUYER. Buyer shall, at its sole cost and expense, defend, indemnify, and hold harmless Seller and R. G. Stanek against and in respect of any and all loss, damage, or expense (including reasonable attorneys fees) caused by or arising out of or resulting from: (a) All of the Assumed Liabilities;

            (b) Any Hazardous Discharge or environmental liability arising or occurring after the Closing Date (excluding any Hazardous Discharge or environmental liability caused by Seller);

            (c) Any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement; and

            (d) Any breach of warranty or inaccurate, misleading, or erroneous representation made by the Buyer herein, in any schedule, annex or exhibit attached or delivered by or on behalf of the Buyer pursuant hereto.

In the event Seller believes Buyer is obligated to provide indemnification in this Section 9, Seller must give written notice to Buyer within sixty (60) days of Seller obtaining information indicating that Buyer may be obligated to provide indemnification hereunder, including in said notice a copy of such claim, process, or pleading, if any, received by the Seller so as to give the Buyer the opportunity, at Buyer's election, to contest and to defend any such liability. No delay in providing notice to the indemnifying party shall void an indemnity as long as the indemnifying party is not jeopardized by the delay. Seller may, but shall not be obligated to, contest any such liability. If Seller elects to contest any such liability, Buyer shall be entitled to participate in such contest. If Seller elects not to contest such alleged liability, or to terminate its participation in any such contest, Seller shall make available to Buyer such books, records, and other documents and matters in its possession which are necessary to contest the alleged liability and to the proper defense of such alleged liability.

      10. LIMITATIONS ON LIABILITY. Seller and Stanek, jointly and severally, shall be required to provide indemnification to the Buyer's Indemnified Persons only in the event and to the extent that the aggregate amount of indemnification liability of Seller and/or Stanek exceeds $20,000 (the "Threshold Amount"), and then for the entire amount of liability and not just the amount in excess of the Threshold Amount. In the absence of willful or knowing fraud, and except as otherwise set forth herein, collectively the Seller and Stanek's aggregate indemnification liability hereunder shall be limited to a maximum amount of $500,000, plus the amount remaining in escrow pursuant to the Escrow Agreement at the time a claim for which indemnification is made hereunder (the "Cap"). Notwithstanding the foregoing, the Threshold Amount shall not apply to (a) Product Recall matters with respect to products manufactured and/or sold by Seller prior to the Closing Date; or (b) any items which should have been included on the Closing Balance Sheet. Further notwithstanding the foregoing, the Cap or the Threshold Amount shall not apply to: (i) claims against the Seller and/or Stanek for willful or knowing fraud; (ii) any environmental matters; (iii) any tax matters; or (iv) any Product Liability Claims with respect to claims arising or occurring prior to the Closing Date.

      11. EMPLOYMENT OF R.G. STANEK. Effective as of the Closing Date, Buyer shall employ R.G. Stanek pursuant to the terms and conditions of that certain Employment Agreement in the form attached hereto as EXHIBIT "G" (the "Employment Agreement").

      12. COVENANT NOT TO COMPETE. At the Closing, R. G. Stanek and the Seller shall enter into the Non-Competition and Confidentiality Agreement, set forth at EXHIBIT "H" (the "Non-Competition and Confidentiality AGREEMENT"), with Buyer, for which $50,000.00 of the Adjusted Purchase Price shall be allocated.

      13. COVENANTS OF THE SELLER. The Seller covenants with the Buyer that:

            (a) CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the Seller has and will cause the business of the Seller to be operated only in the ordinary course, and in particular, the Seller has not or will not, without the prior written consent of the Buyer:

                  1) cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

                  2)    change its Certificate of Incorporation or by-laws;

                  3) be in default under any material contract, agreement, commitment or undertaking of any kind, the default of which would have a material and adverse effect on it, its properties or the Business;
                  4) violate or fail to comply with all laws applicable to it or its properties or business, the violation of which would have a material and adverse effect on it or its properties or business;

                  5) commit any act, permit the occurrence of any event or suffer the existence of any condition of the type described in SECTION 5(D) hereof;

                  6) enter into any contract, agreement or other commitment other than in the Ordinary Course of Business;

                  7) fail to maintain and repair the assets of the Seller in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                  8) fail to duly and timely file all reports of federal, state, foreign, local and other authorities and promptly pay all federal, state, foreign and local tax assessments and governmental charges lawfully levied or assessed upon it or its properties or upon any part thereof, except taxes or charges being contested in good faith by appropriate proceedings and for which adequate provisions have been made, and duly observe and conform to all lawful requirements of any governmental authority relating to its properties or to the operation and conduct of its business and all covenants, terms and conditions upon or under which any of its properties are held;

                  9) enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of its properties or assets whether now owned or hereafter acquired, or create or assume any obligation for borrowed money, or make any loans or advances to or assume, guarantee, endorse or otherwise become liable with respect to the obligations, stock or dividends of any person, firm, association or corporation, or sell, lease, abandon or otherwise dispose of any of its real property or any machinery, equipment or other operating property, or any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, process, know-how, formula, trade secret, if any, or other intangible asset;

                  10) create or acquire any subsidiary or make any investments in any corporation, association, partnership, firm, joint venture or other business organization or enterprise; or

                  11) merge, consolidate or agree to merge or consolidate with or into any other corporation or business entity.

            (b) ACCESS TO INFORMATION. From and after the date of this Agreement, the Seller shall give to the Buyer, its counsel, accountants, engineers and other representatives, subject to prior notice, full and free access to all the properties, books, contracts, commitments and records of the Seller so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the affairs of the Seller. Any such investigation shall not affect the representations and warranties of the Seller contained in this Agreement. Any such investigation shall be made at reasonable times and Buyer shall take all steps reasonably possible to mitigate disruption to Seller's business and personnel. The Seller shall cooperate with the Buyer, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. In addition, the Seller shall deliver to the Buyer updated information included or to be included in any Schedule or other document delivered to the Buyer, to the extent any such information has changed since the date of delivery thereof.

            (c) PRESERVATION OF BUSINESS ORGANIZATION. The Seller shall use its best efforts to preserve its business organization to keep available to the Buyer the services of the employees of the Seller and to preserve for the Buyer existing relationships with all suppliers, customers and others having business relations with the Seller.

            (d) TRADE SECRETS. The Seller recognizes that it has and will have access to certain confidential information, trade secrets, processes, formulae and know-how that are valuable, special and unique assets of the Seller's business, and the Seller will not, and will use its best efforts to ensure that the employees and agents of the Seller do not, use or divulge to any person, firm, corporation, association or other entity, for any purpose or reason whatsoever, any confidential information, trade secrets, processes, formulae or know-how relating to the business or properties of the Seller. In the event of a breach or a threatened breach by the Seller of the provisions of this SUBPARAGRAPH (D), the Buyer shall be entitled to injunctive and other relief restraining the Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Buyer from pursuing any other legal or equitable remedies available to them.

            (e) COOPERATION BETWEEN ACCOUNTANTS. The Seller shall direct their accountants to cooperate fully with the Buyer and its accountants, in a smooth transition of accounting issues, including reasonable access to the work papers of Seller's accountants as they relate to tax and audit work performed with regard to the Seller.

            (f) COMPLIANCE WITH CONDITIONS. The Seller shall use its best efforts to bring about the satisfaction of the conditions to the obligations of the Buyer specified in SECTION 14 hereto.

            (g) NOTICES AND CONSENTS ASSIGNMENT OF INDEBTEDNESS. The Seller will give any notices to third parties, and the Seller will use its best efforts to obtain any third party consents, that are required to transfer the Assets to Buyer.

            (h) PRODUCT RECALL AND PRODUCT LIABILITY CLAIMS. As used herein, a "Product Liability Claim" shall mean any claim made by any person and the claim arises out of an alleged defect in any product and causing bodily injury, death or property damage. As used herein, a "Product Recall" shall mean voluntary or mandatory action carried out by the Buyer or any other person the purpose of which is to remove from commerce any product, or any component thereof, when there is reason to believe the product or component is defective and that, because of such defect, the product may not be safe or may not perform as intended. Buyer shall determine whether a Product Recall is necessary with respect to products manufactured and/or sold by Seller prior to the Closing Date. In the event of a Product Recall, Buyer shall have sole determination of the manner in which such Product Recall shall be conducted. Seller shall cooperate with Buyer to identify and locate any products which are subject to a Product Recall. In the event Seller disagrees with Buyer's decision on whether a Product Recall is necessary, the Seller may refer the matter to arbitration to be conducted by the American Arbitration Association and held in Seguin, Texas. A single arbitrator shall be agreed upon by the parties or, if the parties cannot agree upon an arbitrator within fifteen (15) days, then the parties agree that a single arbitrator shall be appointed by the American Arbitration Association. The decision of the arbitrator shall be binding. In the event the arbitrator determines that a Product Recall conducted by Buyer was not necessary, Seller shall not be liable for the costs associated with such Product Recall.

            (i) ASBESTOS ABATEMENT. Prior to Closing, the Phase I and Phase II reports regarding the real property located at 300 E. 6th Street North, Sioux Falls, South Dakota which real property is owned by Seller and being sold to Buyer hereunder, revealed certain questionable levels of asbestos in an approximately 1,200 square foot area of the office space on the real property. The Seller agrees to pay for proper removal and abatement of the asbestos.

            (j) SELLER'S EMPLOYEES. Seller shall terminate all of its employees as of the Closing Date. Seller shall not make any representations to Seller's employees assuring them of continuing employment by Buyer after the Closing. As of the Closing Date, Buyer shall extend an offer of employment to at least 75% of Seller's existing workforce. Except for the Assumed Liabilities, Buyer shall not assume any of Seller's debts or other obligations to Seller's employees, including without limitation, any obligations for unpaid salaries, wages, taxes, accrued vacation or other benefits.

      14. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer under this Agreement shall, at the option of the Buyer, be subject to the following conditions, unless waived in writing by the Buyer:

            (a) THE SELLER'S REPRESENTATIONS AND WARRANTIES TRUE AT Closing. The Buyer shall not have discovered any error, misstatement or omission in the representations and warranties made by the Seller in SECTION 5 hereof; the representations and warranties made by the Seller in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements and covenants of the Seller to be performed or complied with on or before the Closing Date pursuant to the terms hereof shall have been performed or complied with by the Closing Date; and the Seller shall have delivered to the Buyer certificates dated the Closing Date to all such effects.

            (b) OPINION OF COUNSEL FOR THE SELLER. The Buyer shall have received an opinion of Ashcraft & Ashcraft, Ltd., counsel for the Seller, dated the Closing Date, in the form attached hereto as EXHIBIT "I" and made a part hereof.


            (c) NO DAMAGE OR DESTRUCTION. Prior to the Closing, there shall not have occurred any casualty to any facility, property, equipment or inventory owned or used by the Seller as a result of which either the monetary amount of damage or destruction aggregates more than $50,000, or $20,000 if such loss is not completely covered by valid, existing insurance underwritten by responsible insurers. Additionally, there shall have been no changes in the business, properties or operations of the Seller since December 31, 1999, which would have an adverse effect on the value of its business.

            (d) ABSENCE OF RESTRAINT. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions hereby, and no investigation by a governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

            (e) OFFICER'S CERTIFICATE. The Seller shall have furnished to the Buyer a certificate dated the Closing Date signed by the President or a Vice President of the Seller to the effect that the conditions set forth above in this SECTION 14 insofar as they relate to the Seller have been satisfied.

            (f) NON-COMPETITION AND CONFIDENTIALITY AGREEMENT. The Seller and Stanek shall have executed and delivered to the Buyer the Non-Competition and Confidentiality Agreement.

            (g) EMPLOYMENT AGREEMENT. Stanek shall have executed and delivered to the Buyer the Employment Agreement.

            (h) ESCROW AGREEMENT. Seller shall have executed and delivered to the Buyer the Escrow Agreement.

            (i) PHASE I ENVIRONMENTAL REPORTS. The Buyer shall pay for, receive and approve Phase I and Phase II Environmental Property Assessments with regard to the real property occupied by Seller; provided, however, $1,000.00 shall be paid by Seller as partial payment for the Phase II Environmental Property Assessment. Such assessments shall be dated within thirty (30) days of the Closing Date and shall be prepared by parties acceptable to the Buyer.

            (j) BOARD APPROVAL. The transactions referenced in the Agreement shall be approved by the Board of Directors of the Buyer.

            (k) COMPLETION OF DUE DILIGENCE. The Buyer shall complete its due diligence investigation of the Seller and the Business to the satisfaction of the Buyer.

            (l) THIRD PARTY CONSENTS. The Seller shall have obtained consent to assignment of the Leases to Buyer from the landlord under the Leases and any other consents the Buyer deems necessary.

      15. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller under this Agreement shall, at the option of the Seller, be subject to the following conditions, unless waived in writing by the Seller:

            (a) THE BUYER'S REPRESENTATIONS AND WARRANTIES TRUE AT Closing. The Seller shall not have discovered any error, misstatement or omission in the representations and warranties made by the Buyer in SECTION 6 hereof; the representations and warranties made by the Buyer in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements and covenants of the Buyer to be performed or complied with on or before the Closing Date pursuant to the terms hereof shall have been performed or complied with by the Closing Date; and the Buyer shall have delivered to the Seller a certificate dated the Closing Date to all such effects.

            (b) ABSENCE OF RESTRAINT. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceedings by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, recission or significant damages are sought in connection with the transactions contemplated hereby, and no investigation by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

            (c) OFFICER'S CERTIFICATE. The Buyer shall have furnished to the Seller a certificate dated the Closing Date signed by the President or a Vice President of the Buyer to the effect that the conditions set forth above in this SECTION 15 insofar as they relate to the Buyer have been satisfied.

      16. AGREEMENT TO STAND STILL. Seller agrees that, from the date of execution hereof, it shall not, directly or indirectly, negotiate with any party other than Buyer for the sale of its Business or any part thereof. In the event Closing does not occur hereunder, Buyer agrees that Seller may immediately commence negotiations with parties other than Buyer regarding the sale of its business.

      17. DEFAULT. In the event of the failure of either party to comply with any of the terms and provisions of this Agreement or any agreement associated herewith, the non-defaulting party may give the defaulting party written notice of such default and the defaulting party shall have fifteen (15) days from the date of such notice within which to correct and fully cure such default. If such default has not been corrected prior to the end of said notice period, the non-defaulting party may exercise all remedies available to it at law or in equity. The parties agree that the defaulting party shall pay to the non-defaulting party, on demand, all reasonable costs and expenses, including attorneys' fees, incurred by the non-defaulting party by reason of a default by the other party or in connection with enforcing any rights and remedies available to non-defaulting party.

      18. ADDITIONAL AGREEMENTS AND MISCELLANEOUS. The parties hereby agree to the following:

            (a)   ENVIRONMENTAL INVESTIGATION.

                  1) Buyer and its consultants, agents and representatives, shall have the right at its sole expense, to the same extent that the Seller has such right, but not the obligation or responsibility, to inspect any real property owned, occupied or operated by the Seller and the Seller agrees to permit the Buyer and its consultants, agents and representatives to inspect said real property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling at any time. Buyer shall notify the Seller prior to any physical inspections of property.

                  2) Seller shall make available to the Buyer and its consultants, agents and representatives all documents and other material relating to environmental conditions of the property or compliance with, or liability under any environmental laws, including, without limitation, the results of other environmental inspections and surveys. Seller shall permit all engineers and consultants who prepared or furnished such reports to discuss such reports and information with the Buyer.

            (b) MISCELLANEOUS AGREEMENTS AND CONSENTS . Subject to the terms and conditions of this Agreement, the Buyer and the Seller agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. The parties hereto agree that they will use their best good faith efforts to secure all third-party or regulatory approvals necessary to consummate the transactions provided for herein and to satisfy the other conditions to Closing contained herein.

            (c) PUBLIC ANNOUNCEMENT . Except to the extent public disclosure is required by law, the timing and content of any announcements, press releases or other public statements concerning this Agreement will occur upon, and be determined by, the mutual consent of the parties.

            (d) CONFIDENTIALITY . Without the express written consent of all of the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other person the terms of the transactions contemplated herein or the information delivered in connection with the proposed due diligence investigation, other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, disclosures of information already available to the public or any other disclosures required by applicable law. In the event that any of the parties is at any time requested or required (by oral questions, interrogatories, request for information or documents, subpoena or other similar process) to disclose any information supplied to it in connection with this transaction, such party agrees to provide the other parties hereto prompt notice of such request so that an appropriate protective order may be sought and/or such other party may waive the first party's compliance with the terms of this Section 18.

            (e) BENEFIT. This Agreement shall bind the parties hereto and shall inure to and be binding upon their respective legal representatives, successors, heirs and assigns.

            (f) ENTIRE AGREEMENT; WAIVER. This instrument contains the entire agreement of the parties and supersedes all prior written and oral agreements. It may not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought. A waiver of any term or provision shall not be construed as a waiver of any other term or provision or as a waiver of subsequent performance of the same provision of this Agreement.

            (g) SEVERABILITY. The parties agree that if any part, term, paragraph or provision of this Agreement is in any manner held to be invalid, illegal, void or in any manner unenforceable, or to be in conflict with any law of the State of Texas, then the validity of the remaining portions or provisions of this Agreement shall not be affected, and such part, term paragraph or provision shall be construed and enforced in a manner designed to effectuate the intent expressed in this Agreement to the maximum extent permitted by law.

            (h) ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement is made for the personal benefit of the parties hereto, and neither party may assign this Agreement, or any part thereof, or delegate any duty or obligation imposed by this Agreement without the express written consent of the other party hereto.

            (i) CAPTIONS. The captions and titles utilized in this Agreement are for convenience of reference only, and shall not be deemed to define or limit any of the terms, conditions or provisions of this Agreement.

            (j) GOVERNING LAW; FORUM. THIS AGREEMENT AND ALL OBLIGATIONS CREATED HEREUNDER OR REQUIRED TO BE CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

            (k) NOTICES. All notices required to be given by this Agreement shall be made in writing either by (i) personal delivery to the party requiring notice and securing a written receipt; or
                  (ii) mailing notice in the United States mail to the last known address of the party requiring notice, by certified mail, return receipt requested. The effective date of the notice shall be the date of the written receipt or on the date of the return receipt, as applicable. The refusal of a party to accept a certified mail letter shall be treated as the delivery of the letter as the date of refusal.

            (l) PROFESSIONAL FEES. Unless otherwise specified, any and all attorney's fees, accountant's fees, and other expenses incurred by either party in connection with the contemplated transaction will be borne by the party that incurs the expense.

            (m) SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Except as otherwise provided herein, all representations, warranties, covenants and agreements made in this Agreement, or in any Exhibit or Schedule delivered in connection herewith, shall survive the Closing for a period of two (2) years, regardless of any investigations or inquiries made by Buyer, Seller or Stanek, or any of their respective representatives. The representations and warranties made by the Seller and Stanek in Sections 5(a), 5(b), 5(c) and 5(e) hereof and regarding environmental matters, product liability and product recall matters shall survive the Closing indefinitely. Notwithstanding the foregoing, all representations, warranties, covenants and agreements made regarding tax matters (and all indemnification obligations of Stockholders relating thereto as set forth in Paragraph 9 hereof) shall survive the Closing until the expiration of the applicable statute of limitation, plus any extension thereto, plus an additional ninety (90) days. Further notwithstanding the foregoing, any claims against the Stockholders for fraud shall survive the Closing until the expiration of the applicable statute of limitations, plus any extension thereto, plus an additional ninety (90) days. All claims based upon the representations, warranties, covenants or agreements in this Agreement, or in any Exhibit or Schedule delivered in connection herewith, must be made prior to the relevant termination date as set forth in this Paragraph 18(m). All representations, warranties, covenants and agreements shall survive to the extent a claim based on a representation, warranty, covenant or agreement in this Agreement, or in any Exhibit or Schedule delivered in connection herewith, is made on or prior to the relevant termination date set forth in this Paragraph 18(m), until such claim is finally resolved.

            (n) ACCESS. Subsequent to the Closing Date, Buyer shall, at Seller's expense, permit Seller, from time to time, to inspect and copy such books of account and other records of Seller and to utilize the services of Buyer's or Seller's employees, all as may be necessary or convenient to enable Seller to prepare and file tax returns. Until the seventh anniversary of the Closing Date, Buyer shall not and shall not permit Seller, without the prior written consent of Seller or its successors in interest, to destroy or dispose of any such records. In the event Buyer desires to dispose of such records prior to the expiration of the seven year period, at Seller's election, Buyer will destroy the records or forward the records to Seller. Notwithstanding any of the foregoing, no covenant contained in this paragraph 18(n) on the part of Buyer is tended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, firm or corporation other than Seller.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the day and year first above written.


                                    SMC CORPORATION


                                    By: _____________________________________
                                          R. G. "Rob" Stanek, its President


                                    _________________________________________
                                    R. G. "Rob" Stanek, Individually


                                    ALAMO GROUP (SMC) INC.


                                    By:______________________________________
                                           Ronald A. Robinson, President